Exhibit 99.1

Third Quarter 2026 Earnings Results

NEW YORK — November 3, 2026 — Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today announced financial results for its third quarter ended September 30, 2026.

Third Quarter Highlights

•
Third quarter GAAP net investment income (“NII”) per share of $0.44 and GAAP net income (“NI”) per share of $0.36
•
Third quarter adjusted NII and NI per share1 of $0.44 and $0.36, respectively, as compared with the prior quarter of $0.43 and $0.43, respectively
•
Annualized return on equity (ROE) on NII and NI of 10.7% and 8.9%, respectively
•
Net asset value per share of $16.19, as compared with $16.24 as of June 30, 2026. The movement was driven by the combination of (i) the impact of tightening credit spreads, (ii) a continued recovery in equity market multiples, (iii) the reversal of unrealized gains related to paydowns, most of which was recognized through net investment income, and (iv) credit-related declines in a small number of investments.
•
New investment fundings for the third quarter were $247 million and paydowns and sales were $160 million, as compared with $137 million of new investment fundings and $192 million of paydowns and sales for the three months ended June 30, 2026
•
Investments on non-accrual represented 1.8% and 1.1% of the portfolio at cost and fair value, respectively, as compared with 1.9% and 1.3% as of June 30, 2026

“Our objective is not to compete for the same investments on the same terms, but to bring a differentiated perspective to where and how we invest capital. We believe these capabilities position us well to navigate an increasingly bifurcated market and compound long-term value for our shareholders.”

- Bo Stanley, Chief Executive Officer

Dividend Declaration

The Company announced that its Board of Directors has declared a fourth quarter 2026 base dividend of $0.42 per share to shareholders of record as of December 15, 2026, payable on December 31, 2026, and a third quarter 2026 supplemental dividend per share of $0.01 to shareholders of record as of November 30, 2026, payable on December 21, 2026.

1 Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

Financial Highlights

		Three Months Ended
		(unaudited)
	September 30, 2026	December 31, 2025	September 30, 2025
GAAP Results:
Net Investment Income Per Share	$0.44	$0.53	$0.54
Net Income (Loss) Per Share	$0.36	$0.32	$0.47
Annualized Return on Equity (Net Investment Income) (1)	10.7%	12.5%	12.5%
Annualized Return on Equity (Net Income (Loss)) (1)	8.9%	7.4%	11.0%

Non-GAAP financial measures:
Adjusted Net Investment Income Per Share (2)	$0.44	$0.52	$0.53
Adjusted Net Income (Loss) Per Share (2)	$0.36	$0.30	$0.46
Annualized Return on Equity (Adjusted Net Investment Income) (1)(2)	10.7%	12.0%	12.3%
Annualized Return on Equity (Adjusted Net Income (Loss)) (1)(2)	8.9%	7.0%	10.8%

Investments at Fair Value	$3,393.0	$3,347.3	$3,376.3
Total Assets	$3,481.8	$3,421.7	$3,509.3
Total debt (outstanding principal)	$1,940.5	$1,763.9	$1,858.7
Net Assets	$1,549.3	$1,607.7	$1,619.7
Debt-to-equity at quarter-end	1.25x	1.10x	1.15x

Net Asset Value Per Share	$16.19	$16.98	$17.14
Adjusted Net Asset Value Per Share (3)	$16.18	$16.97	$17.11
Base Dividend per share	$0.42	$0.46	$0.46
Supplemental Dividend Per Share	$0.01	$0.01	$0.03

1. Return on equity is calculated using prior period’s ending net asset value per share.

2. Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3. Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.

Portfolio and Investment Activity

For the quarter ended September 30, 2026, new investment commitments totaled $241.7 million. This compares to $114.6 million for the quarter ended June 30, 2026.

For the quarter ended September 30, 2026, the principal amount of new investments funded was $246.5 million across four new portfolio companies, five upsizes to existing portfolio companies and capital called by our joint venture, Structured Credit Partners, LLC. For this period, the Company had $159.6 million aggregate principal amount in exits and repayments. For the quarter ended June 30, 2026, the principal amount of new investments funded was $136.7 million across two new portfolio companies and capital called by Structured Credit Partners, LLC. For this period, the Company had $192.1 million aggregate principal amount in exits and repayments.

The Company had investments in 1331 portfolio companies as of September 30, 2026 and 1372 as of June 30, 2026 with an aggregate fair value of $3,393.0 million and $3,302.1 million, respectively. As of September 30, 2026, the average investment size in each portfolio company was $32.21 million based on fair value.

As of September 30, 2026, the Company’s portfolio based on fair value consisted of 86.9% first-lien debt investments, 0.7% second-lien debt investments, 1.9% mezzanine debt investments, 5.7% equity investments, 2.4% structured credit investments and 2.4% joint venture investments. As of June 30, 2026, the Company’s portfolio based on fair value consisted of 88.3% first-lien debt investments, 0.7% second-lien debt investments, 2.0% mezzanine debt investments, 4.7% equity investments, 2.7% structured credit investments and 1.6% joint venture investments.

As of September 30, 2026, 97.6% of debt investments3 based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of September 30, 2026 and June 30, 2026, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.4% and 11.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.4% and 11.2% for the quarter ended September 30, 2026 and June 30, 2026, respectively.

1 Includes 30 structured credit investments with a total fair value of $81.6 million as of September 30, 2026.

2 Includes 33 structured credit investments with a total fair value of $87.8 million as of June 30, 2026.

3 Calculation includes income earning debt investments only.

Results of Operations for the Three Months Ended September 30, 2026

Investment Income

For the three months ended September 30, 2026 and 2025, investment income was $99.0 million and $109.4 million, respectively. The decrease in investment income was primarily the result of a decrease in reference rates for the three months ended September 30, 2026 compared to the same period in 2025.

Net Expenses

Net expenses totaled $56.2 million and $57.4 million for the three months ended September 30, 2026 and 2025, respectively. The decrease in net expenses was primarily due to a decrease in the average interest rate on our debt outstanding, which decreased from 6.3% for the three months ended September 30, 2025 to 5.7% for the three months ended September 30, 2026 due to a change in the mix of our debt financing sources and a change in SOFR rates.

Debt and Capital Resources

As of September 30, 2026, the Company had $40.5 million in cash and cash equivalents (including $35.4 million of restricted cash), total principal value of debt outstanding of $1,940.5 million, and $811.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 5.7% and 6.3% for the three-month periods ended September 30, 2026 and 2025, respectively. At September 30, 2026, the Company’s debt to equity ratio was 1.25x, compared to 1.15x at September 30, 2025. Average debt to equity was 1.24x for the three-month period ended September 30, 2026, compared to 1.10x for the three-month period ended September 30, 2025.

Liquidity and Funding Profile

Liquidity

The following tables summarize the Company’s liquidity at September 30, 2026 and changes to unfunded commitments since June 30, 2026.

$ Millions

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,525	Unfunded Commitments (See Note 8 in 6/30/26 10-Q)	$432
Drawn on Revolver	($690)	Extinguished Unfunded Commitments	($38)
Unrestricted Cash Balance	$5	New Unfunded Commitments	$37
Issued Letters of Credit	($23)	Net Drawdown of Unfunded Commitments	($55)
Total Liquidity (Pre-Unfunded Commitments)	$817	Total Unfunded Commitments	$377
Available Unfunded Commitments[1]	($219)	Unavailable Unfunded Commitments[1]	($158)
Total Liquidity (Burdened for Unfunded Commitments)	$598	Available Unfunded Commitments[1]	$219

Note: May not sum due to rounding.

Funding Profile

At September 30, 2026, the Company’s funding mix was comprised of approximately 64% unsecured and 36% secured debt. The Company’s nearest debt maturity is in August 2028 at $300 million, and the weighted average remaining life of investments funded with debt was ~2.4 years, compared to a weighted average remaining maturity on debt of ~4.0 years2.

1 Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

2 Weighted by gross commitment amount.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on November 4, 2026. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BIb4585bf88c3e4e1eb4406768b7c46332. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights
(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	September 30, 2026	December 31, 2025	September 30, 2025
Investments at Fair Value	$3,393.0	$3,347.3	$3,376.3
Total Assets	$3,481.8	$3,421.7	$3,509.3
Net Asset Value Per Share	$16.19	$16.98	$17.14
Supplemental Dividend Per Share	$0.01	$0.01	$0.03
Adjusted Net Asset Value Per Share (1)	$16.18	$16.97	$17.11

Investment Income	$99.0	$108.2	$109.4
Net Investment Income	$41.6	$50.4	$50.7
Net Income (Loss)	$34.4	$30.0	$44.6
Accrued Capital Gains Incentive Fee Expense	$0.0	$(1.8)	$(1.1)
Adjusted Net Investment Income (2)	$41.6	$48.6	$49.6
Adjusted Net Income (Loss) (2)	$34.4	$28.2	$43.5

Net Investment Income Per Share	$0.44	$0.53	$0.54
Net Income (Loss) Per Share	$0.36	$0.32	$0.47
Accrued Capital Gains Incentive Fee Expense Per Share	$—	$(0.01)	$(0.01)
Adjusted Net Investment Income Per Share (2)	$0.44	$0.52	$0.53
Adjusted Net Income (Loss) Per Share (2)	$0.36	$0.30	$0.46

Annualized Return on Equity (Net Investment Income) (3)	10.7%	12.5%	12.5%
Annualized Return on Equity (Net Income (Loss)) (3)	8.9%	7.4%	11.0%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	10.7%	12.0%	12.3%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	8.9%	7.0%	10.8%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.4%	11.1%	11.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.4%	11.3%	11.7%
Percentage of Debt Investment Commitments at Floating Rates	97.6%	96.3%	96.3%

1. Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.

2. Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3. Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

	September 30, 2026	December 31, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,195,950 and $3,244,762, respectively)	$3,206,959	$3,288,945
Non-controlled, affiliated investments (amortized cost of $75,641 and $0, respectively)	79,990	—
Controlled, affiliated investments (amortized cost of $136,049 and $78,520, respectively)	106,086	58,372
Total investments at fair value (amortized cost of $3,407,640 and $3,323,282, respectively)	3,393,035	3,347,317
Cash and cash equivalents (restricted cash of $35,403 and $16,727, respectively)	40,499	19,662
Interest and dividends receivable	38,609	34,132
Prepaid expenses and other assets	9,623	20,544
Total Assets	$3,481,766	$3,421,655
Liabilities
Debt (net of deferred financing costs of $27,234 and $24,411, respectively)	$1,871,877	$1,743,234
Management fees payable to affiliate	12,745	12,794
Incentive fees on net investment income payable to affiliate	8,825	10,336
Incentive fees on net capital gains accrued to affiliate	—	—
Other payables to affiliate	4,312	3,166
Other liabilities	34,717	44,404
Total Liabilities	1,932,476	1,813,934
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 96,408,347 and 95,369,400 shares issued, respectively; and 95,713,159 and 94,705,150 shares outstanding, respectively	964	954
Additional paid-in capital	1,553,178	1,535,583
Treasury stock at cost; 695,188 and 664,250 shares held, respectively	(10,959)	(10,459)
Distributable earnings	6,107	81,643
Total Net Assets	1,549,290	1,607,721
Total Liabilities and Net Assets	$3,481,766	$3,421,655
Net Asset Value Per Share	$16.19	$16.98

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$84,362	$92,221	$249,311	$295,098
Paid-in-kind interest income	6,288	6,883	19,979	18,026
Dividend income	251	268	745	1,563
Other income	2,577	7,397	8,717	18,465
Total investment income from non-controlled, non-affiliated investments	93,478	106,769	278,752	333,152
Investment income from non-controlled, affiliated investments:
Dividend income	3,260	—	5,173	—
Total investment income from non-controlled, affiliated investments	3,260	—	5,173	—
Investment income from controlled, affiliated investments:
Interest from investments	2,215	2,672	6,255	7,649
Other income	3	3	17	7
Total investment income from controlled, affiliated investments	2,218	2,675	6,272	7,656
Total Investment Income	98,956	109,444	290,197	340,808
Expenses
Interest	30,489	31,385	88,832	98,003
Management fees	13,268	13,081	38,821	39,082
Incentive fees on net investment income	8,825	10,527	25,949	33,132
Incentive fees on net capital gains	—	(1,054)	—	(3,303)
Professional fees	2,497	2,022	6,660	6,544
Directors’ fees	239	206	722	702
Other general and administrative	1,357	1,507	4,489	4,124
Total expenses	56,675	57,674	165,473	178,284
Management and incentive fees waived (Note 3)	(523)	(284)	(1,311)	(990)
Net Expenses	56,152	57,390	164,162	177,294
Net Investment Income Before Income Taxes	42,804	52,054	126,035	163,514
Income taxes, including excise taxes	1,200	1,374	3,705	4,016
Net Investment Income	41,604	50,680	122,330	159,498
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	2,769	(3,887)	(33,175)	60,466
Non-controlled, affiliated investments	1,908	—	4,349	—
Controlled, affiliated investments	(5,021)	(3,019)	(9,814)	(7,385)
Translation of other assets and liabilities in foreign currencies	3,797	756	15,114	(36,052)
Interest rate swaps	(71)	—	(71)	—
Income tax provision	(913)	605	(1,640)	605
Total net change in unrealized gains (losses)	2,469	(5,545)	(25,237)	17,634
Realized gains (losses):
Non-controlled, non-affiliated investments	(9,753)	768	(48,215)	(34,919)
Foreign currency transactions	54	(366)	(21)	(719)
Interest rate swaps	71	—	71	—
Income tax provision	—	(937)	—	(937)
Total net realized gains (losses)	(9,628)	(535)	(48,165)	(36,575)
Total Net Unrealized and Realized Gains (Losses)	(7,159)	(6,080)	(73,402)	(18,941)
Increase (Decrease) in Net Assets Resulting from Operations	$34,445	$44,600	$48,928	$140,557
Earnings per common share—basic and diluted	$0.36	$0.47	$0.51	$1.50
Weighted average shares of common stock outstanding—basic and diluted	95,347,161	94,245,993	95,028,344	93,964,387

The Company’s investment activity for the quarter ended September 30, 2026 and 2025 presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2026	September 30, 2025
New investment commitments:
Gross originations (1)	$1,195.9	$3,735.0
Less: Syndications/sell downs (1)	954.2	3,347.3
Total new investment commitments	$241.7	$387.7
Principal amount of investments funded:
First-lien	$195.6	$253.1
Second-lien	—	—
Mezzanine	—	—
Equity	26.7	—
Structured Credit	—	98.7
Joint Venture	24.2	—
Total	$246.5	$351.8
Principal amount of investments sold or repaid:
First-lien	$145.6	$302.0
Second-lien	—	—
Mezzanine	0.9	—
Equity	6.8	0.8
Structured Credit	6.3	—
Joint Venture	—	—
Total	$159.6	$302.8
Number of new investment commitments in new portfolio companies (2)	4	41
Average new investment commitment amount in new portfolio companies (2)	$48.7	$7.3
Weighted average term for new debt investment commitments in new portfolio companies (in years) (2)	5.5	7.8
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	10.2%	10.3%
Weighted average spread over reference rate of new floating rate investment commitments	6.0%	6.6%
Weighted average interest rate on investments fully sold or paid down	10.2%	12.6%

1. Includes affiliates of Sixth Street.

2. For three months ended September 30, 2025, includes 37 structured credit investments with a total principal amount of $98.7 million and a weighted average term of 12.2 years.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $140 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $140 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 750 team members including over 300 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:
Cami Senatore, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:
Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com